UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):   February 5, 2016

FRANKLIN STREET PROPERTIES CORP.

(Exact Name of Registrant as Specified in Charter)

Maryland	001‑32470	04-3578653
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880

(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (781)  557-1300

                                Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2016, Janet P. Notopoulos informed Franklin Street Properties Corp. (the “Company”) that, effective as of the close of business on May 12, 2016, she will retire from the Company and resign from her position as the Company’s Executive Vice President. In addition, Ms. Notopoulos informed the Company that she will not stand for re-election to the Board of Directors of the Company (the “Board”) at the Company’s 2016 annual meeting of stockholders (the “2016 Annual Meeting”) and will resign from the Board upon the conclusion of her term as a Class I director, effective as of the 2016 Annual Meeting. Ms. Notopoulos has confirmed that her decisions were not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In addition, the Board has approved a decrease in the number of directors constituting the entire Board from eight members to seven and the number of Class I directors from three to two, effective as of the 2016 Annual Meeting.  With this decrease, the Board will be comprised of seven directors, six of whom will be independent.

The Company issued a press release announcing the retirement of Ms. Notopoulos on January 9, 2016, a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01  Financial Statements and Exhibits.

(d)    Exhibits.

                  See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN STREET PROPERTIES CORP.

By:    /s/ George J. Carter

George J. Carter

President and Chief Executive Officer

Date: February 9, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated February 9, 2016